NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO HOLDINGS, INC. ANNOUNCES FOURTH
QUARTER AND FULL YEAR 2014 RESULTS
Announces Review of Strategic and Financial Options for Investment in Northstar Agri Industries

(La Jolla, California) - March 16, 2015 - PICO Holdings, Inc. (GLOBE NEWSWIRE) today reported results for the fourth quarter and full year ended December 31, 2014. PICO reported book value of $425.5 million ($18.50 per share) at December 31, 2014, compared to book value of $455.1 million ($19.99 per share) at September 30, 2014 and $472.9 million ($20.79 per share) at December 31, 2013.

Fourth Quarter Segment Results of Operations

For the fourth quarter of 2014, PICO reported a net loss of $31.1 million ($1.36 per share), compared to a net loss of $7.8 million ($0.34 per share) in the fourth quarter of 2013. Our fourth quarter segment results of operations are (in thousands):

	2014	2013
Revenue by operating segment:
Water resource and water storage operations	$116	$320
Real estate operations	46,228	29,630
Agribusiness operations	35,028	44,860
Corporate	(6,987)	1,218
Total revenue	$74,385	$76,028

Loss before taxes by operating segment:
Water resource and water storage operations	$(7,619)	$(1,604)
Real estate operations	(4,280)	(1,740)
Agribusiness operations	(9,112)	(2,575)
Corporate	(16,629)	(3,188)
Loss before taxes	$(37,640)	$(9,107)
Income tax provision (benefit)	(2,980)	458
Equity in loss of unconsolidated affiliate	(507)	(476)
Net loss attributable to noncontrolling interests	4,089	2,261
Net loss	$(31,078)	$(7,780)

Full Year Segment Results of Operations

For 2014, we reported a net loss of $52.4 million ($2.30 per share), compared to a net loss of $22.3 million ($0.98 per share) in 2013. Our full year segment results of operations are (in thousands):

	2014	2013
Revenue by operating segment:
Water resource and water storage operations	$1,580	$25,862
Real estate operations	191,440	93,272
Agribusiness operations	162,408	184,648
Enterprise software		13,649
Corporate	(532)	27,398
Total revenue	$354,896	$344,829

Income (loss) before taxes by operating segment:
Water resource and water storage operations	$(12,584)	$(867)
Real estate operations	(10,531)	(4,442)
Agribusiness operations	(14,074)	(23,265)
Enterprise software		(5,281)
Corporate	(23,854)	8,423
Loss before taxes	$(61,043)	$(25,432)
Income tax provision (benefit)	(3,514)	3,197
Equity in loss of unconsolidated affiliate	(2,076)	(565)
Loss attributable to noncontrolling interests	7,180	6,896
Net loss	$(52,425)	$(22,298)

Net Book Value

The following table is provided as a supplement to the consolidated financial statements contained in our Annual Report on Form 10-K, to illustrate the relative size of our assets and activities (in millions):

Segment	Net Book Value
	12/31/2014	12/31/2013	Change
Water resource and water storage operations	$202.5	$203.8	$(1.3)
Real estate operations	131.3	136.9	(5.6)
Agribusiness operations	56.1	57.2	(1.1)
Corporate	35.6	75	(39.4)
Shareholders’ equity	$425.5	$472.9	$(47.4)

Capital Redeployment Initiatives

“Despite PICO’s decline in book value in 2014 and that our shares are currently trading below book value, we believe there is a significant amount of value not reflected in our share price,” commented John Hart, PICO’s President and Chief Executive Officer. “Throughout our history we have worked tirelessly to create and enhance value, and our Board and management regularly evaluate strategies to enhance value for the benefit of all our shareholders. Consistent with that commitment, since the fourth quarter of 2014, we have been reviewing financial and strategic alternatives for monetizing our investment in Northstar Agri Industries, a canola seed crushing operation with a single plant in northern Minnesota. As has always been our business philosophy, we regularly evaluate opportunities where we can create value by investing in or acquiring businesses which we identify as undervalued and where our management participation can aid in the recognition of the business’s fair value as well as create additional value.”

“Having overseen the completion of Northstar’s fully operational canola processing plant with an integrated refinery, we believe we have created significant value at Northstar. However, as much as we may believe in the potential of Northstar and our ability to drive future value creation at Northstar, we believe that Northstar may have a higher valuation in the hands of a strategic buyer than as part of a diversified holding company.”

In connection with PICO’s review of financial and strategic alternatives for monetizing its investment in Northstar, PICO has retained the investment banking firm Stephens, Inc. to serve as financial advisor and assist PICO with its review of financial and strategic alternatives for Northstar. Such financial and strategic alternatives could include, but are not limited to, a sale of assets, a merger, other business combination, or a sale of equity. PICO cautions its shareholders and others considering trading in its securities that PICO’s review of financial and strategic alternatives for Northstar is only in its beginning stages. As such, no assurances can be given as to the timing of the process for reviewing or executing any financial or strategic alternatives for Northstar and whether any particular financial or strategic alternative for Northstar will be pursued or, if so, upon what terms and conditions.

“While we are currently focused on options for monetizing our investment in Northstar, we remain open to considering other options for unlocking value that is not currently reflected in our stock price,” commented Mr. Hart. “It would be premature to speculate on future value enhancement initiatives that we may undertake to pursue if we determine that they are in the best interests of all of our shareholders. However, we share the views of some of our shareholders that the current share price of UCP, Inc., a publicly-held homebuilder where we are a 57.2% shareholder, does not reflect its intrinsic value. We are confident that UCP’s management also shares this view and we have encouraged them to evaluate options for unlocking shareholder value in a manner that would be in the best interests of all shareholders.”

Returning Value to Shareholders Though Future Share Repurchases

“Given our view that PICO’s stock price currently undervalues the intrinsic value of our assets, we believe that our shares represent an attractive investment for PICO,” added Mr. Hart. “Accordingly, to the extent that we are able to monetize our investment in Northstar, and assuming that our shares remain undervalued, our Board intends to carefully consider options for returning value to our shareholders through stock repurchases, taking into effect liquidity requirements, debt covenants and any other contractual and legal restrictions that may exist at the time.”

Net Operating Loss Carryforwards

At December 31, 2014, PICO had approximately $133.7 million of (pre-tax) federal net operating loss carryforwards or NOLs that could be utilized in certain circumstances to offset PICO’s taxable income and reduce its federal income tax liability. Additional information with respect to these NOLs is contained in PICO’s Annual Report on Form 10-K for the year ended December 31, 2014 that PICO has filed with the Securities and Exchange Commission.

Conference Call and Webcast

PICO will host an investor conference call and audio webcast today, March 16, 2015, at 1:00 p.m. Eastern Time/10:00 a.m. Pacific Time to discuss the financial results for the fourth quarter and full year ended December 31, 2014 and our plans for enhancing shareholder value in 2015.

To participate in our investor conference call please dial 1-888-243-4451 (in the U.S.) or 1-412-542-4135 (outside the U.S.), or visit the Investors section of PICO’s web site at www.picoholdings.com for a live and archived webcast.

A telephone replay of the conference call will be available through March 31, 2015 at 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (outside the U.S.) using replay access code 10061522.

About PICO Holdings, Inc.

PICO is a diversified holding company that seeks to build and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which PICO identifies as undervalued and where its management participation in operations can aid in the recognition of the business’s fair value, as well as create additional value.

PICO’s objective is to maximize long-term shareholder value, and to manage its operations to achieve a superior return on net assets over the long term, as opposed to short-term earnings. PICO owns and operates a portfolio of diverse businesses and assets. PICO’s portfolio of businesses is designed to provide a mix of revenues and income from both long-term assets which may require several years to develop and monetize, and operations that should generate recurring revenue each quarter.

Currently, PICO’s three major lines of business are:

Vidler Water Company, a water resource development business; a 57.2% interest in UCP, Inc. (NYSE: UCP), a publicly-traded homebuilder and land developer, with significant land acquisition and entitlement expertise in Northern California, the Puget Sound area of Washington State, North Carolina, South Carolina, and Tennessee; and an 87.7% interest in PICO Northstar Hallock, LLC, doing business as Northstar Agri Industries, a canola seed crushing operation with a single plant in northern Minnesota.

At December 31, 2014, PICO had 23,004,618 shares outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are based on current expectations and beliefs of PICO’s management about the business of PICO rather than historical facts. Forward-looking statements are often indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding the expected results of our business segments; the timing of anticipated milestones or events; PICO’s review of financial and strategic options for monetizing its investment in Northstar Agri Industries, the timing of such review, and the possible outcome of such review; options that may be pursued by UCP’s management to enhance shareholder value; our ability to utilize and realize the value of our net operating loss carryforwards; the timing and amount of future share repurchases by PICO; and related anticipated economic and market conditions.

We have based the forward-looking statements included in this press release on our current expectations, assumptions, estimates and projections. PICO’s actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain risks, uncertainties and other factors, including, but not limited to, our inability to identify and execute in a timely manner a strategic option for monetizing our investment in Northstar Agri Industries that is in the best interests of our shareholders; the inability of UCP’s management to enhance shareholder value in a timely manner that is in the best interests of all of our shareholders; the inability of PICO to generate taxable income that could be offset by net operating loss carryforwards; the potential limitation of our net operating loss carryforwards if we experienced an ownership change as defined in Section 382 of the Internal Revenue Code; any slowdown or downturn in the housing and real estate markets in which UCP, Inc. and Vidler Water Company operate; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses and investments in foreign companies; the continued service and availability of key management personnel; potential capital requirements and financing alternatives; the impact of international events; and the actions of activist investors and the cost and disruption of responding to those actions.

For further information regarding risks, uncertainties and other factors that may cause actual results and timing of certain events to differ materially from the statements we have made herein, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K, a copy of which may be obtained by contacting PICO at (858) 456-6022 or at http://investors.picoholdings.com.

All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this press release are made only as of the date of this press release and may be subject to change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are urged not to place undue reliance on these forward-looking statements.

CONTACT:    Financial Profiles, Inc.
Lisa Mueller
310-622-8231
Jacques Dubois
310-622-8235

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